UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California
(Address of principal executive offices)

91711
(Zip code)

(626) 715-5855
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Kiwa Bio-Tech Products Group Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders on November 20, 2015. There were 400,000,000 outstanding shares eligible to vote as of October 12, 2015, the record date for the 2015 Annual Meeting. At the meeting, the following actions were taken:

(i) The Company’s shareholders elected five directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2016. The directors elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non0Votes

Yvonne Wang	116,611,307	3,718,234
Jimmy Ji Zhou	116,611,307	3,718,234
Lucy Li	116,611,307	3,718,234
Qi Wang	116,611,307	3,718,234
Yong Chang Wu	116,611,307	3,718,234

The Company decided not to nominate Wei Li, Steven Ning Ma, Lianjun Luo and Xucheng Hu for reelection as directors and, as a result, the terms for these directors expired as of November 20, 2015, the date of the Company’s 2015 Annual Meeting.

(ii) The Company’s shareholders approved a proposal to ratify the Audit Committee’s appointment of Paritz & Company, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2015, with the following votes:

Amount
Votes for approval:	233,462,199
Votes against:	1,431,802
Abstentions:	9,132
Broker Non-Votes:	-

(iii) The Company’s shareholders approved a non-binding advisory vote on executive compensation ("say-on-pay"):

Amount
Votes for approval:	113,006,961
Votes against:	4,741,280
Abstentions:	2,581,300
Broker Non-Votes:	-

(iv) The Company’s shareholders approved a three-year frequency for the non-binding stockholder vote on executive compensation:

Amount
One-Year Frequency:	9,230,652
Two-Year Frequency:	1,487,550
Three-Year Frequency:	107,695,782
Votes Abstained:	1,915,557
Broker Non-Votes:	-

The following proposal failed to receive the affirmative vote of the majority of outstanding shares of the Company’s common stock and was defeated.

Proposal	Votes For	Percent of Shares Outstanding	Votes Withheld	Percent of Shares Outstanding	Abstain	Broker Non-Votes

Reverse Split	182,875,564	45.72%	51,976,435	12.99%	51,132	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

/s/Jimmy Ji Zhou

By:
Jimmy Ji Zhou
Chief Executive Officer